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                                                                    EXHIBIT 10.7

ORACLE

                      BUSINESS ALLIANCE PROGRAM AGREEMENT

This Business Alliance Program Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and HomeCom Communications, Inc. (legal name) with its principal place of business at 3535 Piedmont Road, Bldg. 14, Suite 100, Atlanta, GA (the "Alliance Member"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.    DEFINITIONS

1.1. "COMMENCEMENT DATE" shall mean the date on which the Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.2. "DESIGNATED SYSTEM" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, Development License, or Marketing Support License.

1.3. "ORDER FORM" shall mean the document by which the Alliance Member orders Program Licenses, Sublicenses, and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.4. "PRICE LIST" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license, Sublicense, or services are ordered by the Alliance Member.

1.5. "PROGRAM" shall mean the computer software in object code form owned or distributed by Oracle for which the Alliance Member is granted a license or grants a Sublicense pursuant to this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates. "LIMITED PRODUCTION PROGRAM" shall mean a Program not specified on the Price List or which is designated as Limited Production by Oracle.

1.6. "SUBLICENSE ADDENDA" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Alliance Member.

1.7. "SUBLICENSE" shall mean a nonexclusive, nontransferable right granted by or through the Alliance Member to an end user to use an object code copy of the Programs with the Value-Added Package under authority of a Sublicense Addendum. "Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal data processing purposes and not for purposes of any further distribution.

1.8. "SUPPORTED PROGRAM LICENSE" shall mean a Development License or Marketing Support License for which the Alliance Member has ordered Technical Support for the relevant time period. "TECHNICAL SUPPORT" shall mean Program support provided under


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      Oracle's policies in effect on the date Technical Support is ordered.

1.9. "UPDATE" shall mean a subsequent release of a Program which is generally made available for Supported Program Licenses at no additional charge, other than media and handling charges. Update shall not include any release, option or future product which Oracle licenses separately.

1.10. "USER," unless otherwise specified in the Order Form or Sublicense report for a user type specified in the Price List in effect when the Program is Sublicensed, shall mean a specific individual employed by the Alliance Member or Sublicensee (as the case may be ) who is authorized by such party to use the Programs, regardless of whether the individual is actively using the Programs at any given time.

1.11. "VALUE-ADDED PACKAGE" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member, as provided under the applicable Sublicense Addenda.

2.    LICENSES GRANTED

2.1.  DEVELOPMENT LICENSES AND TRIAL LICENSES
      A. Oracle grants to the Alliance Member a nonexclusive license to use the Development Licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:
      1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or other such limitation as may be applicable;
      2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
      3. to provide training and technical support to employees and to customers solely in conjunction with the Value-Added Package;
      4. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and
      5. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
      B. The Alliance Member may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes, for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

2.2.  MARKETING SUPPORT LICENSES
           Oracle grants to the Alliance Member a nonexclusive license to use the Marketing Support licenses the Alliance Member obtains under this Agreement and applicable Sublicense Addenda, as follows:
      A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated users or other such limitation as may be applicable;
      B. to develop customized prototypes of the Value-Added Package for prospective Sublicensees on the Designated System if the Alliance

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      Member does not receive any fees related to the development of such customized prototypes;
      C. to use the Documentation provided with the Programs in support of the Alliance Member's authorized use of the Programs; and
      D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

2.3.  SUBLICENSING
      A. LICENSE TO SUBLICENSE PROGRAMS
           As further set forth in the applicable Sublicense Addenda, Oracle hereby grants the Alliance Member a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Sublicense Addenda and at the rates and fees set forth in such Sublicense Addenda. The Alliance Member shall only have the right to Sublicense Programs pursuant to an effective Sublicense Addendum between the parties hereto.
           The Alliance Member shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Alliance Member shall provide Oracle with a copy of the Alliance Member's standard Sublicense agreement.
      B. SUBLICENSE AGREEMENT
           Every Sublicense agreement shall include, at a minimum, contractual provisions which:
      1. Restrict use of the Programs to object code, subject to the restrictions provided under the applicable Sublicense Addenda and consistent with the Sublicense fees payable to Oracle;
      2. Prohibit (a) transfer of the Programs except for temporary transfer in the event of computer malfunction; (b) assignment, timesharing and rental of the Programs; and (c) title to the Programs from passing to the Sublicensee or any other party;
      3. Prohibit the reverse engineering, disassembly or decompilation of the Programs and prohibit duplication of the Programs except for a single backup or archival copy;
      4. Disclaim, to the extent permitted by applicable law, Oracle's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the Programs;
      5. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Alliance Member all copies of the Programs and Documentation;
      6. Prohibit publication of any results of benchmark tests run on the Programs;
      7. Require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product hereof, are exported, directly or indirectly, in violation of United States law; and
      8. Specify Oracle as a third party beneficiary of the Sublicense agreement to the extent permitted by applicable law.

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      C. MARKETING/SUBLICENSING PRACTICES
            In marketing and Sublicensing the Programs, the Alliance Member shall:
      1. Not engage in any deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;
      2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and
      3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.

2.4   ACCEPTANCE OF PROGRAMS
           For each Program license for which delivery from Oracle is required under this Agreement, the Alliance Member shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, the Alliance Member may cancel the license by giving written notice to Oracle and returning the Program in accordance with Section 6.6 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by the Alliance member at the end of the Acceptance Period.

2.5   LIMITATIONS ON USE
           The Alliance Member shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Alliance Member shall not (a) use the Programs for its internal data processing or for processing customer data; (b) rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement; or (c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs.

2.6.  TITLE
           Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof.
      The Alliance Member and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.

2.7.  TRANSFER OF PROGRAMS
           The Alliance Member may transfer a Development License or Marketing Support License within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

2.8.  USE OF PROGRAMS BY AGENTS
           The Alliance Member and each Sublicensee (as the case may be) shall have the right to allow each such party's own third party agents to use each such party's licensed Programs as licensed or Sublicensed under this Agreement so long as the applicable party ensures that its agents use the Programs in accordance with the terms of this Agreement or the applicable Sublicense agreement.

2.9.  PRE-PRODUCTION PROGRAMS
           As an accommodation to the Alliance Member, Oracle may supply the Alliance Member with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use.

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3.    TECHNICAL SERVICES

3.1.  TECHNICAL SUPPORT SERVICES
           Oracle shall provide Technical Support services ordered by the Alliance Member under Oracle's Technical Support policies in effect on the date technical Support is ordered, subject to the payment by the Alliance Member of the applicable fees. Reinstatement of lapsed Technical Support reinstatement fees in effect on the date Technical Support is re-ordered. The Alliance Member may obtain Technical Support services for Limited Production Programs and pre-production releases of Programs on a time and materials basis.

3.2.  TRAINING SERVICES
           Oracle will provide training services agreed by the parties under the terms of this Agreement. For any on-site services requested by the Alliance Member, the Alliance Member shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

4.    FEES AND PAYMENTS

4.1.  LICENSE FEES AND SUBLICENSE FEES
           The Alliance Member may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Sublicense Addendum. For each Sublicense granted by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee as set forth in the applicable Sublicense Addenda. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
           The Alliance Member is free to determine unilaterally its own license fees to its Sublicensees. If the Alliance Member or a Sublicensee upgrades the Programs to a larger computer, transfers the Programs outside the United States and/or to another operating system, or increases the licensed number of Users, the Alliance Member will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.

4.2.  TECHNICAL SUPPORT FEES
           Technical Support services ordered by the Alliance Member for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.

4.3.  GENERAL PAYMENT TERMS
           Except as otherwise provided in a Sublicense Addendum, invoices for payment of license fees shall be payable 30 days from the Commencement Date. Technical Support fees for Sublicenses shall be payable as specified in the applicable Sublicense Addendum. Technical Support fees for Development Licenses and Marketing Support Licenses shall be payable annually in advance, net 30 days from the renewal date; such fees will be those in effect at the beginning of the period for which the fees are paid. Fees due by the Alliance Member shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. Any amounts payable by the Alliance member hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.5% per month from the due date until such amount is paid. The Alliance Member

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      agrees to pay applicable media and shipping charges.  The Alliance Member shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

4.4.  TAXES
           The fees listed in this Agreement do not include taxes, if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement, or the Sublicenses granted by the Alliance Member, then such taxes shall be billed to and paid by the Alliance Member. This shall not apply to taxes based on Oracle's income.

5.    RECORDS

5.1.  RECORDS INSPECTION
           The Alliance Member shall maintain adequate books and records in connection with activity under this Agreement. Such records shall include, without limitation, executed Sublicense agreements, the information required in or related to the Sublicense reports required under a Sublicense Addendum, the number of copies of Programs used or Sublicensed by the Alliance Member, the computer on which the Programs are installed, and the number of users using the Programs. Oracle may audit the relevant books and records of the Alliance Member to ensure compliance with the terms of this Agreement upon reasonable notice to the Alliance Member. Any such audit shall be conducted during regular business hours at the Alliance Member's offices and shall not interfere unreasonably with the Alliance Member's business activities. If an audit reveals that the Alliance Member has underpaid fees to Oracle, the Alliance Member shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees exceed five percent (5%) of the applicable license fees or Sublicense fees paid, then the Alliance Member shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.

5.2.  NOTICE OF CLAIM
           The Alliance Member will notify the Oracle legal department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; and (b) any material change in the management or control of the Alliance Member.

6.    TERM AND TERMINATION

6.1.  TERM
           This Agreement shall become effective on the Effective Date and shall be valid until the expiration or termination of all Sublicense Addenda hereunder, unless terminated earlier as set forth herein. If not otherwise specified on the Order Form, each Program license granted under this Agreement shall remain in effect perpetually under the terms of this Agreement unless the license or this Agreement is terminated as provided in this Article 6 below. The term of each Sublicense Addendum hereunder shall be as set forth in each such Addendum.

6.2.  TERMINATION BY THE ALLIANCE MEMBER
           The Alliance Member may terminate any Program license, any Sublicense Addenda, or this Agreement at any time; however, termination shall not relieve the Alliance Member's obligations specified in Sections 6.5 and 6.6

6.3.  TERMINATION BY ORACLE
           Oracle may terminate any Program license, any Sublicense Addenda, or this Agreement upon written notice if the

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      Alliance member breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

6.4.  FORCE MAJEURE
           Neither party shall be liable to the other for failure or delay in the performance of a require obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty
      (180) days.

6.5.  EFFECT OF TERMINATION
           Upon expiration or termination of a Sublicense Addendum or this Agreement, all the Alliance Member's rights to market and Sublicense the Programs as set forth in such Sublicense Addendum or this Agreement shall cease.
           The termination of this Agreement, a Sublicense Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Alliance Member's obligation to pay all fees that have accrued or that the Alliance Member has agreed to pay under a Sublicense Addendum or any Order Form, other similar ordering document under this Agreement, or that appear in a Sublicense report. The parties' rights and obligations under Sections 2.5, 2.6, 2.7 and Articles 4, 5, 6, 7 and 8 shall survive termination of this Agreement.

6.6.  HANDLING OF PROGRAMS UNDER TERMINATION
           If a license granted under this Agreement expires or otherwise terminates, the Alliance Member shall: (a) cease using the applicable Programs; and (b) certify to Oracle within one month after expiration or termination that the Alliance Member has destroyed or has returned to Oracle the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, the Alliance Member shall acquire a Return Material Authorization ("RMA") number from Oracle.

7.    INDEMNITY, WARRANTIES, REMEDIES

7.1.  INFRINGEMENT INDEMNITY
           Oracle will defend and indemnify the Alliance Member against a claim that Programs infringe a copyright or patent, provided that: (a) the Alliance Member notifies Oracle in writing within 30 days of the claim;
      (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) the Alliance Member provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Reasonable out-of-pocket expenses incurred by the Alliance Member in providing such assistance will be reimbursed by Oracle.
           Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to the Alliance Member.

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           In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for the Alliance Member a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date.
      This Section 7.1 states Oracle's entire liability and the Alliance Member's exclusive remedy for infringement.

7.2.  WARRANTIES AND DISCLAIMERS
      A. PROGRAM WARRANTY
           Oracle warrants for a period of one year from the Commencement Date that each unmodified Program for which the Alliance Member has a Supported Program License will perform the functions described in the Documentation provided by Oracle when operated on the Designated System.
      B. MEDIA WARRANTY
           Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the performance of service.
      C. SERVICES WARRANTY
           Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.
      D. DISCLAIMERS
           THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
           ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL RUN PROPERLY ON ALL HARDWARE, THAT THE PROGRAMS WILL MEET REQUIREMENTS OF THE ALLIANCE MEMBER OR THE SUBLICENSEES OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE ALLIANCE MEMBER OR THE SUBLICENSEES, THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED. LIMITED PRODUCTION PROGRAMS, PRE-PRODUCTION RELEASES OF PROGRAMS, AND COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS".
           The Alliance Member shall not make any warranty on Oracle's behalf.

7.3.  EXCLUSIVE REMEDIES
           For any breach of the warranties contained in Section 7.2 above, the Alliance Member's exclusive remedy, and Oracle's entire liability, shall be:
      A. FOR PROGRAMS
           The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the Program license.
      B. FOR MEDIA
           The replacement of defective media returned within 90 days of the Commencement Date.
      C. FOR SERVICES
           The reperformance of the services, or if Oracle is unable to perform the services as warranted, the Alliance Member shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

7.4.  INDEMNIFICATION OF ORACLE
           The Alliance Member agrees to enforce the terms of its Sublicense

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      agreements required by this Agreement and to notify Oracle of any known breach of such terms. The Alliance will defend and indemnify Oracle against:
      A. All claims and damages to Oracle arising from any use by the Alliance Member or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;
      B. All claims and damages to Oracle caused by the Alliance Member's failure to include the required contractual terms set forth in Section 2.3.B hereof in each Sublicense agreement; and
      C. All claims and damages to Oracle caused by Sublicensees' breach of any of the applicable provisions required by Section 2.3 hereof.

7.5.  EQUITABLE RELIEF
           The Alliance Member acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.

8.    GENERAL TERMS AND CONDITIONS

8.1.  NONDISCLOSURE
           Neither party shall, without first obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be required by legal procedures or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. The Alliance Member shall not disclose the results of benchmark tests or other evaluation of the Programs to any third party without Oracle's prior written approval.

8.2.  COPYRIGHTS
           The Programs are copyrighted by Oracle. The Alliance Member shall retain all Oracle copyright notices on the Programs used by the Alliance Member under its Development Licenses or Marketing Support Licenses. The Alliance Member shall include the following on all copies of the Programs in software Value-Added Packages incorporating the Programs distributed by the Alliance Member:
      A.  A reproduction of Oracle's copyright notice; or
      B. A copyright notice indicating that the copyright is vested in the Alliance Member containing the following:
      1.  A "c" in a circle and the word "copyright";
      2.  The Alliance Member's name;
      3.  The date of copyright; and
      4.  The words "All Rights Reserved."

           Such notices shall be placed on the Documentation, the sign-on screen for any software Value-Added Package incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the Alliance Member to the contrary, the copyright to the Program included in any such application package shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Alliance Member agrees to reproduce Oracle's copyright notices intact.

8.3.  TRADEMARKS
           "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle; the Alliance Member will have no rights in such marks except as expressly set


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      forth herein and as specified in writing from time to time.  The Alliance
      Member's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Alliance Member agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Alliance Member's tradename, trademark for the Alliance Member's Value-Added Package, or trademark for any other products of the Alliance Member. The Alliance Member shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.
           The Alliance Member agrees with respect to each registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:
           _______ is a registered trademark of Oracle Corporation, Redwood City, California.
           Unless otherwise notified in writing by Oracle, the Alliance Member agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:
           ____ is a trademark of Oracle Corporation, Redwood City, California. The Alliance Member shall not market the oracle Programs in any way which implies that the Oracle Programs are the Proprietary product of the Alliance Member or of any party other than Oracle. Oracle shall not have any liability to the Alliance Member for any claims made by third parties relating to the Alliance Member's use of Oracle's trademarks.

8.4.  RELATIONSHIPS BETWEEN PARTIES
           In all matters relating to this Agreement, the Alliance Member will act as an independent contractor. The relationship between Oracle and the Alliance Member is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

8.5   ASSIGNMENT
           The Alliance Member may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.6.  NOTICE
           All notices, including notices of address change, required to be sent hereunder shall be in writing an shall be deemed to have been given when deposited in first class mail to the first address listed in the relevant Order Form (if to the Alliance Member) or to the Oracle address on the Order Form (if to Oracle).
           To expedite order processing, the Alliance member agrees that Oracle may treat documents faxed by the Alliance Member to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

8.7.  GOVERNING LAW/JURISDICTION
           This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Alliance Member agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

8.8.  SEVERABILITY
           In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.9.  EXPORT
           The Alliance Member agrees to comply fully with all relevant export laws and regulations of the United States ("Export Law") to assure that neither the Programs, nor nay direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

8.10. LIMITATION OF LIABILITY
           IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ORACLE'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY THE ALLIANCE MEMBER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM THE ALLIANCE MEMBER'S USE OF THE PROGRAM OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY, PRORATED OVER A FIVE-YEAR TERM FROM THE COMMENCEMENT DATE OF THE APPLICABLE LICENSE OR THE DATE OF PERFORMANCE OF THE APPLICABLE SERVICES.
           The provisions of this Agreement allocate the risks between Oracle and the Alliance Member. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

8.11. FEDERAL GOVERNMENT SUBLICENES
           If the Alliance Member grants a Sublicense to the United States government, the Programs shall be provided with "Restricted Rights" and the Alliance Member will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the follow:
                           RESTRICTED RIGHTS LEGEND
      "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-7013, Rights in Technical Data and Computer Software (October 1988) and Federal Acquisition Regulation ("FAR") 52.227-14, Rights in Data-General, including Alternate III (June 1987), as applicable. Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94065."

8.12. WAIVER
           The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for non-payment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

8.13. ENTIRE AGREEMENT
           This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.
           It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Alliance Member purchase order or other ordering document. This Agreement shall also supersede the terms of any shrink-wrap or break-the-seal license agreement included in any package for Oracle-furnished software, except terms contained in such license agreement that grant specific use rights for the Programs.




The Effective Date of this Addendum shall be   June 6, 1996

                                             ------------------------------

EXECUTED BY THE ALLIANCE MEMBER:       EXECUTED BY ORACLE CORPORATION:


Authorized Signature: /s/ Harvey Sax   Authorized Signature: /s/ Brittany Lauer

                     ---------------                        -------------------


Name: Harvey Sax                       Name:   Brittany Lauer
      ------------------------------        -----------------------------------



Title: President                       Title:  Supervisor - East HQ
       -----------------------------         ----------------------------------



ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
1-95

                          RUNTIME SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and HomeCom Communications, Inc. (the "Alliance Member") and shall be governed by the terms of the Business Alliance Program Agreement between the Alliance Member and Oracle effective May 30, 1996 (the "Agreement") and the terms set forth below.

1.    SUBLICENSES
1.1.  SUBLICENSE PROGRAMS AND TERMS
        The Alliance Member may only Sublicense Runtime Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of this Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.
        The Alliance Member shall have the right to market and grant Sublicenses of Runtime Programs under the conditions set forth in the Agreement and under the following restrictions:
      A. Sublicense Runtime Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Runtime Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and
      B. Make and deliver to the Sublicensee a single copy of the Runtime Programs in the Application Package for each Sublicense granted.
        The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Runtime Program Sublicense. If a Sublicensee uses the Runtime Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.
1.2.  RUNTIME PROGRAMS
        For the purposes of this Addendum, "Runtime Program(s)" shall mean Programs which shall be limited to use solely for the purpose of running the Alliance Member's Application Program, and may not be used to create or alter tables or reports except as necessary for operating the Alliance Member's Application Program. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.
1.3.  VALUE-ADDED PACKAGE
        For the purposes of this Addendum, "Application Program(s)" shall mean the Alliance Member's value-added application software, described in the attached Application Package Attachment with which the Runtime Programs are to be coupled. "Application Package(s)" shall mean the Runtime Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.
1.4.  TRIAL SUBLICENSES
        The Alliance Member and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense Agreement which provides for such trial use.
1.5.  DISTRIBUTORS
        Oracle grants the Alliance Member the right to appoint third parties ("Distributors") to market and Sublicense the Runtime Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.5, 2.6, 5.1, 5.2, 6.1, 6.3, 6.4, 6.5,
      7.2.D, 7.5, 8.1, 8.2, 8.3, 8.5, 8.7, 8.9, and 8.11 of the Agreement and
      to those contained in Sections 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor

      Agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance Member shall notify Oracle promptly in writing of the appointment of each such Distributor.
        In addition, the Alliance Member shall keep executed Distributor agreements and records of the Distributor information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by
      (i) the Distributors' failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense Agreement, and (ii) the Distributors' breach of any of the applicable provisions required by in its Distributor Agreement.
1.6.  DOCUMENTATION
        The Alliance Member shall be responsible for providing documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Member's documentation, subject to the provisions of Section 8.2 of the Agreement.
2.    SUBLICENSE FEES
2.1.  SUBLICENSE FEES AND RATES
        For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to forty percent (40%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.
        As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
        On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.
2.2.  PRICE LIST FOR SUBLICENSES
        Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Oracle Alliance Member Price List in effect at the time the Application Package is Sublicensed.
        Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.
2.3.  USERS
        The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.
3.    TERM
        This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for three (3) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.
        Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.
4.    TERRITORY
        The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").
5.    TECHNICAL SUPPORT
5.1.  TECHNICAL SUPPORT FOR SUBLICENSEES
      A.   INSTALLATION
        The Alliance Member or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.
      B.   SUBLICENSING SUPPORT.
        The Alliance Member is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance

      Member shall continuously maintain Oracle Technical Support services for the Development Licenses during the period during which the Alliance Member provides technical support services to any Sublicensees. Any questions from the Alliance Member's Sublicensees or Distributors will be referred by Oracle to the Alliance Member.
5.2.  TECHNICAL SUPPORT FEES
        For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Runtime Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous Distribution Agreement between the parties hereto where the Sublicensee received technical support services for such Runtime Program during the applicable support period. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support percentage rate for the highest Technical Support services level selected by the Alliance Member for Technical Support services for any Development License used under this Addendum of the cumulative Sublicense fees accrued to Oracle for such supported Program.
        Upon December 31 of each year, the Alliance Member shall provide Oracle a report setting forth all of the Alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees due and payable to Oracle for such calendar Year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.
6.    SUBLICENSE REPORTS
        Within twenty (20) days of the last day of each month, the Alliance Member shall send Oracle a report detailing for that month:
      A. For each Sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Runtime Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
      B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicensee name, address, make/model and operating system of the computer, and date of installation; and
      C. The Distributor Agreements executed during the prior month, including names and addresses of the Distributors.
        The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.
7.    ADDITIONAL LICENSES
        During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

  The Effective Date of this Addendum shall be June 6, 1996.


EXECUTED BY THE ALLIANCE MEMBER:       EXECUTED BY ORACLE CORPORATION:


AUTHORIZED SIGNATURE:  /s/ Harvey Sax  AUTHORIZED SIGNATURE: /s/ Brittany Lauer

                     ----------------                        ------------------


NAME:  Harvey Sax                      NAME:   Brittany Lauer
       ------------------------------        ----------------------------------



TITLE:  Harvey  Sax                    TITLE:  Supervisor - East HQ
        -----------------------------        ----------------------------------



ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA  94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
1-95

                         APPLICATION PACKAGE ATTACHMENT

Name of Application Program and Application Package which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any portion thereof):






     Description of Application Package:







     Modules:








     Functions and Objectives:

                             VALUE-ADDED ATTACHMENT


Description of Integrated System:






     Hardware components:






     Software products other than Programs:






     Services to be provided by the Alliance Member:

ORACLE

                    APPLICATION SPECIFIC SUBLICENSE ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and HomeCom Communications, Inc. (the "Alliance Member") and shall be governed by the terms of the Business Alliance Program Agreement between the Alliance Member and Oracle effective May 30, 1996 (the "Agreement") and the terms set forth below.

1.    SUBLICENSES

1.1.  SUBLICENSE OF PROGRAMS AND TERMS
           The Alliance Member may only Sublicense Sublicense Application Specific Full Use Programs for which the Alliance Member has previously acquired a Supported Development License for the applicable Designated System. Notwithstanding any other provision of this Agreement, the Alliance Member shall have no right to Sublicense Programs designated as Oracle Applications Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.
           The Alliance Member shall have the right to market and grant Sublicenses of Application Specific Full Use Programs under the conditions set forth in the Agreement and under the following restrictions:
      A. Sublicense Application Specific Full Use Programs with the Application Program in the Application Package for use on Designated Systems to Sublicensees. Each copy of the Application Specific Full Use Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users; and
      B. Make and deliver to the Sublicensee a single copy of the Application Specific Full Use Programs in the Application Package for each Sublicense granted.
           The Alliance Member shall use all practical means available, both contractual and technical, to control the restricted use of each Application Specific Full Use Program Sublicense. If a Sublicensee uses the Application Specific Full Use Program beyond the limited functionality described in Section 1.2 hereof, the Alliance Member or Distributor shall immediately notify the Sublicensee of such unauthorized use and if the Sublicensee fails to discontinue such unauthorized use following notification either terminate the Sublicense or forward to Oracle one hundred percent (100%) of the applicable Full Use standard Program license fees in effect at the time the payment is made to Oracle together with a written request by the Sublicensee for a Full Use Program license from Oracle. Oracle must approve, in writing, the Sublicensee's request before continued use of the Programs by the Sublicensee shall be deemed authorized.

1.2.  APPLICATION SPECIFIC FULL USE PROGRAMS
           For the purposes of this Addendum, "Application Specific Full Use Program(s)" shall mean Programs which shall be limited to using and developing in conjunction with the Alliance Member's Application Program. Each Application Specific Full Use Program licensed under this

      Addendum may only be used with the Application Program and may not be used with other application programs. The Sublicensee may not use the Application Specific Full Use Programs to create any additional applications, or for any purpose other than implementation and support of the Application Program. "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact.

1.3.  VALUE-ADDED PACKAGE
           For the purposes of this Addendum, "Application Program(s)" shall mean the Alliance Member's value-added application software, described in the attached Application Package Attachment with which the Application Specific Full Use Programs are to be coupled. "Application Package(s) shall mean the Application Specific Full Use Programs coupled with the Application Programs. For purposes of the Agreement, the Application Program shall be regarded as the Alliance Member's Value-Added Package.

1.4.  TRIAL SUBLICENSES
           The Alliance Member and its Distributors shall be entitled to grant, at no charge, up to a maximum combined total of ten (10) temporary Trial Sublicenses of the Application Package at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use.

1.5.  DISTRIBUTORS
           Oracle grants the Alliance Member the right to appoint third parties ("Distributors") to market and Sublicense the Application Specific Full Use Programs in the Territory, under the terms of the Agreement and this Addendum. However, Distributors shall have no right to make copies of the Programs for Sublicensing and shall obtain all such Programs from the Alliance Member. Each Distributor shall execute a written agreement with the Alliance Member binding the Distributor to provisions substantially similar to those contained in Sections 2.3, 2.5, 2.6, 5.1, 5.2, 6.1, 6.3, 6.4, 6.5, 7.2.D, 7.5, 8.1, 8.2, 8.3, 8.5, 8.7, 8.9 and 8.11 of the
      Agreement and to those contained in Section 1 (except 1.5), 3, 4, 5, and 6 of this Addendum. Each obligation of the Alliance Member under such provisions shall also be applicable to each Distributor. Each Distributor agreement shall also contain any other provisions necessary for the Alliance Member to satisfy its commitments under the Agreement. The Alliance member shall notify Oracle promptly in writing of the appointment of each such Distributor.
           In addition, the Alliance Member shall keep executed Distributor agreements and records of the Distributor information required under the Alliance Member's Sublicense reports, and shall allow Oracle to inspect such information as specified under the Agreement. The Alliance Member will defend and indemnify Oracle against all damages to Oracle caused by
      (i) the Distributor's failure to include the required contractual terms set forth in Section 2.3.B of the Agreement in each Sublicense agreement, and (ii) the Distributors' breach of any of the applicable provisions required by in its Distributor agreement.

1.6.  DOCUMENTATION
           The Alliance Member shall be responsible for providing documentation for Sublicensees. The Alliance Member shall have the right to incorporate portions of the Documentation into the Alliance Member's documentation, subject to the provisions of Section 8.2 of the Agreement.

2.    SUBLICENSE FEES

2.1.  SUBLICENSE FEES AND RATE
           For each copy of the Programs Sublicensed by the Alliance Member or its Distributor in the Application Package, the Alliance Member agrees to pay Oracle a Sublicense fee equal to fifty percent (50%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.
           As further specified in Section 6 of this Addendum, Sublicense fees shall be due and payable within twenty (20) days of the last day of each month. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.
           On or after each anniversary during the Term of this Addendum, Oracle may amend the Sublicense fee percentage rate set forth above based on Oracle's then-current standard Sublicense fee percentage rate schedule and the actual amount of Sublicense fees received by Oracle hereunder.

2.2.  PRICE LIST FOR SUBLICENSES
           Notwithstanding any other provision of the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Oracle Alliance Member Price List in effect at the time the Application Package is Sublicensed.
           Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicense, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3.  USERS
           The Sublicense fees for a Program shall be based on priced on the applicable User Level for the maximum number of Users for such Program, specified in the Price List. The Alliance Member shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.    TERM
           This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for four (4) years (the "Term") from the Effective Date, unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.
           Unless the expiration or termination is for default by the Alliance Member, the Alliance Member may continue using the release of the Programs then in the Alliance Member's possession on the Designated Systems for which Development Licenses were granted, solely for the purpose of continuing technical support for Sublicenses granted prior to termination. Such continued use of the Programs shall be subject to all the provisions of this Agreement, including, without limitation, payment of the Technical Support Fees specified herein.

4.    TERRITORY
           The Alliance Member shall have the right to market and grant Sublicenses of Programs in the United States only (the "Territory").'

5.    TECHNICAL SUPPORT

      TECHNICAL SUPPORT OF SUBLICENSEES
      A. INSTALLATION
           The Alliance Member or its Distributors will be responsible for any assistance needed to install the Application Package at Sublicensee sites.
      B. SUBLICENSING SUPPORT
           The Alliance Member is responsible for providing all technical support, training and consultations to its Sublicensees and Distributors. In consideration of the payments specified in Section 5.2, the Alliance Member shall have the right to use the Oracle Technical Support services acquired for its Supported Development Licenses to provide technical support services to its Sublicensees as further set forth in the Agreement. The Alliance Member shall continuously maintain Oracle Technical Support services for the Development Licenses during the period during which the Alliance Member provides technical support services to any Sublicensees. Any questions from the Alliance Member's Sublicensees or Distributors will be referred by Oracle to the Alliance Member.

5.2.  TECHNICAL SUPPORT FEES
           For Technical Support services for Sublicensees, each year the Alliance Member agrees to pay Oracle annual Technical Support Fees for each Application Specific Full Use Program Sublicensed under this Addendum, a previous Alliance Member Addendum, or previous distribution agreement between the parties hereto where the Sublicensee received technical support services for such Application Specific Full Use Program during the applicable support period. Annual Technical Support Fees for a Program shall be equal to the applicable Technical Support percentage rate for the highest Technical Support services level selected by the Alliance Member for Technical Support services for any Development License used under this Addendum of the cumulative Sublicense fees accrued to Oracle for such supported Program.
           Upon December 31 of each year, the Alliance Member shall provide to Oracle a report setting forth all of the Alliance Members' Sublicenses and those Sublicensed Programs which were supported by the Alliance Member during the calendar year. The report shall also include the applicable Technical Support Fees due and payable to Oracle for such calendar year. The Alliance Member shall provide Oracle with payment of all Technical Support Fees for such calendar year required under the applicable December 31 report with such report in the form of a check made out in the amount of such fees. All Technical Support Fees paid to Oracle are noncancelable and nonrefundable.

6.    SUBLICENSE REPORTS
           Within twenty (20) days of the last day of each month, the Alliance Member shall send Oracle a report detailing for that month:
      A. For each sublicensed Application Package shipped during the prior month, Sublicensee name, address, make/model and operating system of the Designated System, date of shipment, Application Specific Full Use Programs shipped, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, and total Sublicense fees and Technical Support Fees due to Oracle;
      B. For each Application Program licensed to end-users to be used with previously installed software licensed by Oracle in conjunction with the Application Program, Sublicense name, address, make/model and operating system of the computer, and date of installation; and
      C. The Distributor agreements executed during the prior month, including names and addresses of the Distributors.
           The Alliance Member shall require its Distributors to report this information to the Alliance Member on a monthly basis and will include it in the report for the month in which the Alliance Member received the information. The Alliance Member shall provide Oracle with payment of all fees required under the monthly report with such report in the form of a check made out in the amount of such fees.

7.    ADDITIONAL LICENSES
           During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.


The Effective Date of this Addendum shall be June 6, 1996


EXECUTED BY THE ALLIANCE MEMBER:       EXECUTED BY ORACLE CORPORATION:


Authorized Signature: /s/ Harvey Sax   Authorized Signature: /s/ Brittany Lauer
                     ---------------                        -------------------



Name: Harvey Sax                       Name:   Brittany Lauer
      ------------------------------         ----------------------------------



Title: President                       Title:  Supervisor - East HQ
       -----------------------------         ----------------------------------


ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.
1-95

APPLICATION PACKAGE ATTACHMENT

Name of Application Program and Application Package which the Alliance Member will be Sublicensing under the Agreement (may not contain the trademarks "Oracle" or "Ora" or any part thereof):



Description of Application Package:






     Modules:






     Functions and Objectives:

ORACLE

                  FULL USE AND DEPLOYMENT SUBLICENSE ADDENDUM

This document (the "Addendum") is between ORACLE CORPORATION ("Oracle") and HOMECOM COMMUNICATIONS, INC. (the "Alliance Member") and shall be governed by the terms of the Business Alliance Program Agreement between the Alliance Member and Oracle effective May 30, 1996 (the "Agreement") and the terms set forth below.

1.               PROGRAM DISTRIBUTION

                 1.1.      SUBLICENSE OF PROGRAMS AND TERMS.
                 The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs or Deployment Programs which are available in production release and listed on Oracle's Price List in effect at the time the Programs are ordered from Oracle to Sublicense to a Sublicensee; provided, however, the Alliance Member shall have no right to Sublicense any Programs designated as Oracle Applications Programs, Limited Production Programs, or other Programs specified by Oracle from time-to-time without the prior written consent of Oracle.

                 The Alliance Member shall have the right to market and grant Sublicenses of Full Use or Deployment Programs for use on Designated Systems in conjunction with the Integrated System to Sublicensees. Each copy of the Full Use or Deployment Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users.

                 To acquire Programs for Sublicensing to Sublicensees, the Alliance Member shall order such Programs from Oracle. Each order shall specify the applicable Programs, maximum number of Users, computer/operating system con-figuration, fees, shipping location, and any other information required by Oracle for processing the order. Orders for Trial Sublicenses shall be clearly marked on the face of the Order Form.

                 1.2.     DISTRIBUTION UNDER ORACLE AGREEMENT.
                 In addition to the Sublicense rights specified in Section 2.3.A of the Agreement and notwithstanding the terms of such Section and Section 3.2.B of the Agreement, the Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs and Deployment Programs in conjunction with the Integrated System to Sublicensees under a standard Oracle Software License and Services Agreement in lieu of Sublicensing the Programs under a written Sublicense agreement.

                 The Alliance Member may submit orders for Sublicenses to Oracle for its acceptance.

                 With each such order, the Alliance Member shall submit a standard Oracle Software License and Services Agreement executed by the applicable Sublicensee, or shall reference on such order that the Programs will be licensed to the Sublicensee subject to an existing license agreement effective between the Sublicensee and Oracle (the "Oracle Agreement"). In addition, as part of the Oracle Agreement, the Alliance Member shall obtain the Sublicensee's written agreement that the ordered

                 Programs and services are subject to the terms and conditions of the Oracle Agreement.

                 If the Sublicensee is a federal agency, the Alliance Member shall submit with each such order a written document executed by an authorized Sublicensee contracting officer which contains the following provision: "This is an open market order placed pursuant to terms identical to the terms and conditions of Oracle's General Services Adminis-tration (GSA) Schedule A Contract for Oracle Programs current as of the order date, with the exception of the maximum order limitations, discounts, maintenance, training units and other discounts specific to the applicable Oracle GSA Schedule. No other pre-printed or reference terms and conditions shall apply." This written document shall be deemed the applicable Oracle Agreement.

                 For orders which include only shrinkwrapped Oracle Programs, the Oracle Agreement may consist of a written obligation by the Sublicensee to use the Programs under the terms of the shrinkwrap license agreement.

                 The Alliance Member shall indemnify Oracle for any claims, damages, or losses arising from failure to obtain any Oracle Agreement.

                 If the order specifies that the Programs are to be delivered to the Alliance Member, the Alliance Member shall have the right to re-deliver the Programs with their original packaging to the applicable Sublicensee.

                 1.3.     FULL USE AND DEPLOYMENT PROGRAMS.
                 For the purposes of this Addendum, "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact. "Deployment Programs" shall means Programs which are limited to use solely for the purpose of running applications, and may not be used to create or alter tables or reports except as necessary for operating the applications.

                 1.4.     VALUE-ADDED PACKAGE.
                 For the purposes of this Addendum, "Integrated System" shall mean the hardware and software products having Value-Added which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Alliance Member to satisfy such Sublicensee's internal business requirements and objectives. For purposes of the Agreement, the Integrated System will be regarded as the Alliance Member's Value-Added Package which is described in the attached Value-Added Attachment. The Integrated System shall be regarded as "Value-Added" if the following materials are provided as part of the Integrated System by the Alliance Member: (a) non-Oracle developed software; (b) customized programming or customized consulting; and (c) other computer products or components.

                 1.5.     TRIAL SUBLICENSES.
                 The Alliance Member shall be entitled to grant, at no charge, up to ten (10) temporary Trial Sublicenses of the Programs at any one time. Such Sublicenses shall be the evaluation purposes only and shall be for a period not to exceed thirty
                 (30) days. The Alliance Member shall pay Oracle Sublicense fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement which provides for such trial use or under an Oracle Trial License Agreement, as the applicable Oracle Agreement.

                 1.6.     NO DISTRIBUTORS.
                 The Alliance Member's right to market and grant Sublicenses of Full Use Programs or

                 Deployment Programs hereunder shall be limited to the Alliance Member only. The Alliance Member shall not appoint any third party to distribute the Programs without Oracle's prior written consent.

                 1.7      DOCUMENTATION.
                 Oracle shall deliver one copy of the applicable Documentation with each order of Programs for Sublicensing to Sublicensees.

2.               SUBLICENSE FEES

                 2.1.     SUBLICENSE FEES AND RATE.
                 For each copy of the Programs Sublicensed by the Alliance Member, the Alliance Member agrees to pay Oracle a Sublicense fee equal to seventy percent (70%) of the applicable license fee for each such Program, as specified in the applicable Price List and Alliance Member Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed to a Sublicensee. The Sublicense fee shall be calculated effective on the date of the Sublicense, which shall be the date the Programs are shipped by Oracle or the effective date of the order to Oracle for such Programs, if no shipment is required.

                 Fees to Sublicense of Programs shall be due and payable on the date that Oracle ships the applicable Programs and shall be deemed overdue if not paid within thirty-one (31) days of the due date. The Alliance Member shall not be relieved of its obligation to pay Sublicense fees owed to Oracle by the nonpayment of such fees by the Sublicensee.

                 2.2.     PRICE LIST.
                 As set forth in the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Program is Sublicensed to a Sublicensee. However, pricing for any federal agency, pursuant to terms and conditions identical to the terms and conditions of Oracle's GSA Schedule A Contract for Oracle Programs current as of the order date, shall be based on Oracle's published GSA Price List.

                 Notwithstanding any other provision of this Agreement, if the Alliance Member issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

                 2.3.     USERS.
                 The fees for Sublicense of a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Alliance Member shall have the right to sublicense on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed to a Sublicensee.

3.               TERM

                 This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for one (1) year (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.

4.               TERRITORY

                 The Alliance Member shall have the right to market and grant Sublicenses of Full Use Programs or Deployment Programs in the United States only (the "Territory").'

5.               TECHNICAL SUPPORT

                 5.1.     TECHNICAL SUPPORT FOR SUBLICENSEES.
                 A Sublicensee may acquire Technical Support services for Full Use Programs or Deployment Programs Sublicensed under this Addendum from Oracle at Oracle's standard rates and fee in effect at the time such Technical Support services are ordered under an Oracle Technical Support Services Agreement or Oracle Agreement, as applicable.

                 5.2.     TECHNICAL SUPPORT FEES.
                 Oracle agrees that the Alliance Member shall have the right to offer Oracle annual Technical Support services to Sublicensees in the United States that are currently acquiring Full Use Programs or Deployment Programs. The Alliance Member shall only offer Oracle Technical Support services with respect to the initial first year of Technical Support for a Sublicensed Program. The Alliance Member shall only offer Oracle annual Technical Support services to a Sublicensee provided that:

                          A. Oracle receives from the Sublicensee an executed, standard Oracle Technical Support Services Agreement, Oracle Agreement, or other terms to govern the Technical Support services as agreed to in writing by Oracle and the Sublicensee;

                          B. The Full-Use or Deployment Programs are currently Sublicensed by the Alliance Member;

                          C. The Alliance Member pays Oracle its required Sublicense fee for the applicable Sublicensed Programs as provided under the Agreement, and the Alliance Member pays Oracle the applicable Technical Support services fees as set forth herein in advance;

                          D. The Alliance Member's Sublicense of the Full Use Programs or Deployment Programs coincides with the agreement to provide Technical Support Services for such Programs; and

                          E. The net Technical Support services fees represent new Technical Support revenue to Oracle.

                 The Technical Support services fees payable by Alliance Member as provided above shall be Oracle's standard rates for such services as provided under the Price List in effect at the time the Technical Support services are ordered, discounted by ten percent (10%).

6.               SUBLICENSE REPORTS

                 With each order for Programs for Sublicense to a Sublicensee, the Alliance Member shall send Oracle a report detailing for each Sublicensed Full Use Program or Deployment Program:
                 Sublicensee name, address, make/model and operating system of the Designated System, Full Use or Deployment Programs, maximum number of licensed Users, whether the Sublicense is a Trial Sublicense, total Program fees and Technical Support Fees due to Oracle, and specific descriptions of the Integrated System and Value- Added.

7.               ADDITIONAL LICENSES

                 During the Term, the Alliance Member may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such dated. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Alliance Member shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Alliance Member. The Alliance Member may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.


The Effective Date of this Addendum shall be June 6, 1996.


EXECUTED BY THE ALLIANCE MEMBER:       EXECUTED BY ORACLE CORPORATION:


Authorized Signature: /s/ Harvey Sax   Authorized Signature: /s/ Brittany Lauer
                     ---------------                        -------------------



Name:            Harvey Sax            Name:  Brittany Lauer
     -------------------------------        -----------------------------------



Title:           President             Title: Supervisor - East HQ
      ------------------------------         ----------------------------------


                                       ORACLE
                                       Oracle Corporation
                                       500 Oracle Parkway
                                       Redwood Shores, CA 94065
                                       (415) 506-7000
                                       Oracle is a registered trademark of Oracle
                                       Corporation.
                                       1-95


ORACLE CORPORATION U.S. PRICE LIST                                Prices in $US


                         ORACLE LICENSE TRANSFER POLICY

The following policies apply only to licenses under full technical support. Unsupported licenses or licenses covered by incident only or telephone only support may be transferred only after full technical support has been reinstated.

A "LICENSE TRANSFER" occurs when a customer discontinues use of a licensed product on a specified CPU or Designated System and transfers use of that product to a new system. A License Transfer may not involve an exchange of one product for another except in the case of products with similar functionality (e.g., Oracle7 Workgroup Server, Rdb7 Server and Oracle7 Server, or for Supported Migrations). No refund of license fees paid or credit toward future purchases will be granted as a result of a License Transfer.

TRANSFERS WITHIN AN OPERATING SYSTEM
The fee for a License Transfer within an operating system is equal to the current list price of the licensed product on the new system less the current list price of the licensed product on the original system.

ORACLE7 WORKGROUP SERVER TRANSFERS WITHIN AN OPERATION SYSTEM
Customers may transfer Oracle7 Workgroup Server licenses to Oracle7 Server licenses by paying the current list price of the Oracle7 Server licenses less the current list price of the Oracle7 Workgroup Server licenses. Oracle7 Server or Oracle RDBMS licenses may not be transferred to Oracle7 Workgroup Server licenses.

TRANSFER OF NAMED USER LICENSES
When transferring server products that were licensed on a Named User basis, the current list price of the existing licenses is calculated at 50% of the Concurrent Device fee listed in the current price list.

TRANSFER OF USER BASED TOOLS LICENSES WITHIN AN OPERATING SYSTEM
When transferring tools products licensed as Full Use, the current list price for the existing licenses is equal to the current list price for Developer licenses. No credit is granted in the transfer of deployment level tools licenses. Fees paid for deployment level tools licenses may not be applied toward the purchase of Developer licenses.

If the existing tools products were licensed on a per user basis and were not designated as Full Use or Deployment, the customer may designate up to the total number of tools users as Developers provided the total number of Developers designated on the existing system does not exceed the total number of Developers licensed on the new system.

TRANSFER OF CPU BASED LICENSES WITHIN AN OPERATING SYSTEM
If the existing product set was licensed on a per CPU basis, the current list price of the existing license set is calculated at eight Concurrent Devices per processor based on the number of processors in the existing CPU.

TRANSFER OF RDB LICENSES
When transferring Rdb licenses acquired after February 28, 1995, the transfer fee is calculated as the current list price of the licensed products on the new system less the current list price of the licensed products on the existing system.

When transferring Rdb licenses acquired before February 28, 1995, the transfer fee is calculated as the current list price of the licensed products on the new system less the list price of the licensed products on the existing system as set forth in the October 1994 Digital Equipment Corporation Price List. For more information see the Oracle Rdb Transfer Guidelines.

TRANSFER TO A NEW OPERATING SYSTEM
If a License Transfer to a new operating system requires shipment of new binary software, a fee of 10% of the list price of the products licensed on the new system shall be charged in addition to the above mentioned fees. This additional charge shall be no less than $1200. In certain cases, Oracle may designate supported migration paths for which new binary code will be provided to supported customers at no additional charge. Refer to the Supported Migration Listing in the Price List Supplement.

APPLYING DISCOUNTS TO LICENSE TRANSFER
Any discount is applied after making the above calculations.

TECHNICAL SUPPORT FOR TRANSFERRED LICENSES
Technical Support and Maintenance fees will be based on the newly licensed configuration. The unused portion of any prepaid support fees may be credited toward the subsequent year's support fees.

Effective January 1, 1996       Oracle Confidential Material            Page 6